EXHIBIT 99.1

ACME Communications Announces First Quarter 2004 Results

Net Revenues Grow 10%; Improving Operating Leverage Supports Broadcast Cash Flow Growth

SANTA ANA, Calif., May 7, 2004 (PRIMEZONE) -- ACME Communications, Inc. (Nasdaq:ACME), the nation's fourth largest affiliate group of the WB Television Network, today announced financial results for the first quarter ended March 31, 2004.

ACME's net revenues for the first quarter increased 10% to $11.0 million compared to net revenues of $10.0 million in the first quarter of 2003. As defined herein and set forth in Supplemental Table 1, broadcast cash flow for the quarter was $235,000 compared to negative broadcast cash flow of $480,000 for the first quarter of 2003 and EBITDA improved to negative $635,000 compared to negative $1.5 million in the first quarter of 2003.

ACME's first quarter results include the impact of its joint venture agreement with Emmis Communications to co-produce The Daily Buzz, our weekday morning news show. As required by FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, which was adopted on January 1, 2004, the Company has recorded Emmis' 50% share of The Daily Buzz's first quarter production costs as minority interest. ACME's programming and total station operating expenses, net of this co-production minority interest, are set forth in Supplemental Table 2 and grew 6.6% and 4.6%, respectively, during the first quarter of 2004 compared to the first quarter of 2003.

The improvement in broadcast cash flow results for the first quarter reflects continued ratings-driven revenue growth at all of the Company's nine stations combined with a moderation in station operating expenses.

The Company's net loss from continuing operations for the first quarter of 2004 was $3.4 million compared to an $11.2 million net loss from continuing operations in the first quarter of 2003. The reduction in the net loss from continuing operations relates primarily to improved operating income and reduced interest expense resulting from the Company's repayment of a significant portion of its debt with the proceeds of the sale of the Company's St. Louis, MO and Portland, OR stations in March 2003. The net loss for the first quarter of 2004 was $3.4 million compared to net income of $101.9 million in the first quarter of 2003 which included income from discontinued operations of $113.1 million relating to the operations and gain on sale of our St. Louis and Portland stations to the Tribune Company in March 2003.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "We are pleased to report that each of our nine stations posted revenue gains during the first quarter and that we grew our share of non-political market revenues in each of the six markets where we have received market audits. Despite a soft performance by The WB Television Network in the February 2004 sweeps period, we were able to hold our own and finished relatively flat in the key adults aged 18-49 demographic during the 5 p.m. to midnight, Monday through Sunday, daypart compared to our ratings a year ago. As our stations mature, our cost base has continued to moderate according to our strategic plan, resulting in considerable improvement in our operating leverage. Given our increased market shares and the expectations for a strong political year and a rebounding economy, we are optimistic that we will be able to continue to convert our revenue growth into improving broadcast cash flow as we move further into 2004."

Liquidity and Debt

Unrestricted cash on hand as of March 31, 2004 was $1.2 million. The Company's total debt as of March 31, 2004, including obligations for capital leases, was $32.9 million compared to $30.0 million at December 31, 2003. Total debt, net of restricted cash and cash on hand, was $29.9 million at March 31, 2004 compared to $26.8 million at December 31, 2003. As of March 31, 2004, the Company had approximately $20.0 million remaining availability under its senior credit facility.

The Company has initiated discussions with its senior credit facility lenders and with other lending parties regarding amending, restructuring or replacing its current financing facilities. The Company is seeking greater flexibility in its borrowing arrangements including modifying its financial covenants beginning with the third quarter of 2004, lengthening the term of the agreement, increasing maximum borrowing amounts and broadening its permitted investments under the agreement.

Use of Broadcast Cash Flow and EBITDA

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow and EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. EBITDA is used as a performance measure and to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility contains certain financial covenants relating to the Company's EBITDA.

Broadcast cash flow and EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to EBITDA; therefore, the Company has included a reconciliation of broadcast cash flow and EBITDA to operating loss in Supplemental Table 1. Because broadcast cash flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow and EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Second Quarter 2004 Outlook

Based on current second quarter sales pacings, the Company currently expects its second quarter 2004 revenue and station operating expenses (net of co-production minority interest) to finish in the range of 6-8% and 2-4%, respectively, above corresponding net revenue and station operating expense for the second quarter of 2003. Second quarter broadcast cash flow is expected to improve to $600,000-800,000 compared to broadcast cash flow of $434,000 for the second quarter of 2003.

First Quarter Conference Call

Senior management of ACME will hold a conference call to discuss its first quarter results on Friday, May 7, 2004, at 11:00 a.m. EDT. To access the conference call, please dial (973) 935-2403. A replay of the conference call will be available through Friday, May 14, 2004 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), passcode 4697235. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. The webcast will also be archived on the Company's website for one week.

About ACME Communications

ACME Communications, Inc. owns and operates nine television stations serving markets covering 3.7% of the nation's television households, making the Company the fourth largest affiliate group of The WB Television Network. The Company's stations are: KUWB-TV, Salt Lake City, UT; KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL; WTVK-TV, Ft. Myers-Naples, FL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "should", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the inability to secure Federal Communications Commission approval for construction permits, the possibility of future borrowing limitations under our senior credit facility and the other risk factors set forth in the Company's 2003 Form 10-K filed with the SEC on March 16, 2004. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                Consolidated Statements of Operations
                             (Unaudited)

           (In thousands, except share and per share data)

                                          For the Three Months Ended
                                                   March 31,
                                          --------------------------
                                              2004          2003
                                          -----------    -----------

 Net revenues                             $    11,011    $     9,979
                                          -----------    -----------
 Operating expenses:
  Cost of service:
   Programming, including program
    amortization                                4,635          4,125
   Other costs of service (excluding
    depreciation and amortization of
    $1,289 and $1,046 for the three
    months ended March 31, 2004 and
    March 31, 2003, respectively)               1,733          1,637
  Selling, general and administrative
   expenses                                     4,702          4,596
  Depreciation and amortization                 1,302          1,061
  Corporate expenses                              873            974
                                          -----------    -----------
     Operating expenses                        13,245         12,393
                                          -----------    -----------

     Operating loss                            (2,234)        (2,414)

 Other income (expenses):
  Interest income                                   2             96
  Interest expense                               (723)        (8,384)
  Other                                           (21)           (37)
                                          -----------    -----------
 Loss from continuing operations
  before income taxes and
  minority interest                            (2,976)       (10,739)

 Income tax benefit (expense),
  continuing operations                          (615)          (483)
                                          -----------    -----------
 Loss from continuing operations
  before minority interest                     (3,591)       (11,222)

 Minority interest                                239             --
                                          -----------    -----------
 Loss from continuing operations               (3,352)       (11,222)

 Discontinued operations:
  Income from discontinued operations              --         88,522
  Income tax benefit (expense)                     --         24,602
                                          -----------    -----------
   Income (loss) from discontinued
    operations                                     --        113,124
                                          -----------    -----------
     Net income (loss)                    $    (3,352)   $   101,902
                                          ===========    ===========
 Income (loss) per share,
  basic and diluted:
   Continuing operations                  $     (0.20)   $     (0.20)
   Discontinued operations                         --           6.75
                                          -----------    -----------
    Net income (loss) per share           $     (0.20)   $      6.08
                                          ===========    ===========

 Basic and diluted common shares
  outstanding                              16,769,077     16,750,000
                                          ===========    ===========

 Supplemental Table 1

              ACME Communications Inc. and Subsidiaries
  Reconciliation of Operating Loss to Broadcast Cash Flow and EBITDA
                             (Unaudited)
                            (In Thousands)

                                     For the Three Months Ended
                                              March 31,
                                     --------------------------
                                          2004        2003
                                         -------     -------

 Operating loss                          $(2,234)    $(2,414)
 Add:
  Amortization of unearned
   compensation at stations                    8           8
  Depreciation and amortization            1,302       1,061
  Amortization of program rights           2,761       2,533
  Corporate expenses                         873         974
  Minority interest from co-production       239          --
  Adjusted program payments (1)           (2,714)     (2,642)
                                         -------     -------
    Broadcast cash flow                      235        (480)

 Less:
  Corporate expenses                         873         974
  Amortization of unearned
   compensation at corporate                  (3)         (4)
                                         -------     -------

    EBITDA                               $  (635)    $(1,450)
                                         =======     =======

 Broadcast cash flow margin (1)              2.1%       -4.8%
 EBITDA margin (1)                          -5.8%      -14.5%
                                         =======     =======

 (1) We define

     -    broadcast cash flow as operating income, plus amortization of unearned compensation, depreciation and amortization
          (including impairment of intangibles), LMA fees, amortization of program rights, impairment of broadcast licenses,
          corporate expenses and minority interests related to
          co-productions, less program payments -- the latter as
          adjusted to reflect reductions for liabilities relating to expired rights or rights which have been written-off in
          connections with acquisitions;

     -    EBITDA as broadcast cash flow less corporate expenses;

     -    broadcast cash flow margin is broadcast cash flow as a
          percentage of net revenues; and

     -    EBITDA margin is EBITDA as a percentage of net revenues.

 Supplemental Table 2

              ACME Communications Inc. and Subsidiaries
                Summary of Station Operating Expenses,
                  before Depreciation & Amortization
                             (unaudited)

                                          For the Three Months Ended
                                                    March 31,
                                          --------------------------
                                                 2004        2003
                                                --------    --------

 Programming costs                               $  4,635    $  4,125
 Other costs of service                             1,733       1,637
 Selling, general and administrative expenses       4,702       4,596
                                                 --------    --------
  Station operating expenses before
   Minority interest from co-production            11,070      10,358
  Minority interest from co-production               (239)         --
                                                  --------    --------

    Total station operating expenses              $ 10,831    $ 10,358
                                                  ========    ========

 Supplemental Table 3

               ACME Communications Inc. and Subsidiaries
                Selected Comparative Balance Sheet Data

                            (In Thousands)

                                                       As of
                                            --------------------------
                                            March 31,     December 31,
                                               2004          2003
                                            ----------    ------------
                                            (unaudited)

 Cash (1)                                    $  1,183        $  1,197
 Total debt (2)                              $ 32,872        $ 30,006
 Total debt, net of cash and
  restricted cash                            $ 29,861        $ 26,825

 (1) Cash excludes cash restricted as collateral under capital lease facilities of $1.8 million at March 31, 2004 and $2.0 million at
     December 31, 2003.

 (2) Total debt includes notes payable under its revolving credit facility and capital lease obligations.

CONTACT:
ACME Communications, Inc.
Tom Allen
714/245-9499

Brainerd Communicators, Inc.
Chris Plunkett or Todd St. Onge
212/986-6667